Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 21, 2019 relating to the consolidated financial statements of Mellanox Technologies, Ltd., financial statement schedule and the effectiveness of internal control over financial reporting of Mellanox Technologies, Ltd., included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay and Kasierer

KOST FORER GABBAY & KASIERER
A Member of EY Global

Tel-Aviv, Israel
July 25, 2019

US-DOCS\109425257.4